Exhibit 99.1

BUSINESS UPDATE July 28, 2017

Forward-Looking Statements Statements contained in this slide presentation regarding PG&E Corporation’s three-year financial outlook, including without limitation 2017-2019 capital expenditures, rate base growth and dividend growth and policy; statements regarding 2017 guidance and related assumptions, 2017 items impacting comparability, 2017 equity issuance, and general earnings sensitivities; and statements regarding electric vehicle growth opportunities, planned infrastructure and grid modernization investments, potential tax reform, and other statements and assumptions that are not purely historical constitute forward-looking statements that reflect management’s current expectations and are based on management’s judgments, opinions, and assumptions. These statements are necessarily subject to various risks and uncertainties, the realization or resolution of which may be outside management’s control. PG&E Corporation and the Utility are not able to predict all the factors that may affect future results. Factors that could cause actual results to differ materially include, but are not limited to: • the timing and outcomes of the two TO rate cases pending before the FERC, and other ratemaking and regulatory proceedings; • the timing and outcome of the Butte fire litigation; whether insurance is sufficient to cover the Utility’s liability resulting therefrom; the timing and outcome of any proceeding to recover costs in excess of insurance from customers, if any; the effect, if any, of the SED’s $8.3 million citations issued in connection with the Butte fire may have on the Butte fire litigation; and whether additional investigations and proceedings in connection with the Butte fire will be opened and any additional fines or penalties imposed on the Utility; • the outcome of the probation and the monitorship, the timing and outcomes of the debarment proceeding, the SED’s unresolved enforcement matters relating to the Utility’s compliance with natural gas-related laws and regulations, and other investigations that have been or may be commenced, and the ultimate amount of fines, penalties, and remedial and other costs that the Utility may incur as a result; • the timing and outcomes of the ex parte OII and the safety culture OII; • the Utility’s ability to control its costs within the authorized levels of spending and the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs; • the impact that reductions in customer demand for electricity and natural gas have on the Utility’s ability to make and recover its investments through rates and earn its authorized return on equity; whether the Utility is successful in addressing the changing industry landscape, including the impact of growing distributed and renewable generation resources, changing customer demand for natural gas and electric services, and an increasing number of customers departing for community choice aggregators; • the impact of the increasing cost of natural gas regulations; • whether the Utility can continue to obtain insurance and whether insurance coverage is adequate for future losses or claims, especially following a major event that causes widespread third-party losses; • changes in estimated environmental remediation costs, including costs associated with the Utility’s natural gas compressor sites; • the ability of PG&E Corporation and the Utility to access capital markets and other sources of debt and equity financing in a timely manner on acceptable terms, and the amount and timing of additional common stock and debt issuances by PG&E Corporation; • the outcomes of current and future self-reports, investigations or other enforcement proceedings that could be commenced or notices of violation that could be issued relating to the Utility’s compliance with laws, rules, regulations, or orders applicable to its operations; • the outcome of federal or state tax audits and the impact of any changes in federal or state tax laws, policies, regulations, or their interpretation, including as a result of the recent changes in the federal government; • the impact of changes in GAAP, standards, rules, or policies, including those related to regulatory accounting, and the impact of changes in their interpretation or application; and • the other factors disclosed in PG&E Corporation and the Utility’s joint annual report on Form 10-K for the year ended December 31, 2016, their joint quarterly reports on Form 10-Q for the quarters ended March 31 and June 30, 2017, and other reports filed with the Securities and Exchange Commission (SEC). Information regarding 2017 guidance and related assumptions was issued as of July 27, 2017. The statements in this presentation are made as of their date and PG&E Corporation undertakes no obligation to update information contained herein. This presentation was attached to PG&E Corporation’s Current Report on Form 8-K that was furnished to the SEC on July 28, 2017 and also is available on PG&E Corporation’s website at www.pgecorp.com. 2

Well-positioned to Deliver Strong Returns

A Strengthened Company

- Significant safety, reliability and operational improvements
- Improved customer satisfaction

Key Advantages

- One of the greenest utilities in the country
- Constructive regulatory and policy environment
- Multiple infrastructure investment drivers

Robust Growth Profile

- State policies support strong cap ex and ratebase growth
- Resumed dividend growth

Healthy 3-year growth profile

- ~6.5-7% ratebase growth
- Above average dividend growth

See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions. 3

Agenda A strengthened company Key advantages Robust growth profile 4

PG&E System At a Glance

2016 Revenue Sources


General Rate Case ~45%
Pass-through ~45%
Gas Transmission & Storage ~3%
Electric Transmission ~7%
California Public Utilities Commission
Federal Energy Regulatory Commission

Key Highlights

Employees	~24,000
Californians served	~16M
Net income (2016)	~$1.4B
Ratebase (2016)	~$32.4B
Miles of electric lines	~130,000
Miles of natural gas pipelines	~50,000
MW utility-owned generation	~7,700
GWh electricity generated and procured	~68,500
Carbon-free and renewable energy delivered	~70%

5

Safety Forms the Foundation of Operational and Financial Success Strong Operational and Financial Results Leadership Transparency Incentives Culture Significant Developed 50% of short-term Embraced a utility leadership industry-leading variable continuous experience on public safety compensation tied improvement the Board and dashboard to safety mindset and executive team performance speak-up culture Demonstrated commitment to safety and compliance at all levels 6

Improved Safety and Reliability Gas Metrics ~40% Reduction in Emergency >99% Reduction in Leak (3) (1) (2) 40% Reduction in Dig-ins Response Time Backlog 33.3 ~40% 12,200 >99% 3.5 ~40% 20.0 2.1 52 2010 2016 2010 2016 2010 2016 Major Progress from 2010-2016: • Achieved international certifications in gas safety excellence programs • Replaced 645+ miles of transmission and distribution pipeline • Hydrotested 835+ miles of transmission pipeline • Made 750+ miles transmission pipeline capable of in-line inspection • Installed 268 automated valves (1) Emergency response time recorded in minutes; (2) Open Grade 2 and 2+ leaks; (3) Third party damages per 1,000 Underground Service Alert (USA) tickets. 7

Electric Metrics 911 Emergency System Average Interruption Customer Experiencing    Response(1) Duration Index(2) Multiple Interruptions(3) ~50% 98% ~30% 3.31% ~40% 157.2 109.0 65% 2.10% 2010 2016 2010 2016 2010 2016 Major Progress from 2010-2016: • Delivered 6 Years of record-setting electric reliability • ~$14 billion investment in transmission and distribution asset enhancements • Completed deployment of ~10 million SmartMeters • Upgraded ~80% of our targeted circuits (1) Percentage of time PG&E personnel are on-site within 60 minutes of receiving a 911 electric-related call; (2) Average outage duration experienced by all customers served measured in minutes; (3) Percentage of customers experiencing 5 or more sustained interruptions over the past rolling 12 months (includes both planned & unplanned outages). 8

Customer Satisfaction has Improved Each Year Since 2012 800 J.D. Power Survey Results, 2011-2017 Gas Business 2nd Quartile Electric Business 750 1st Quartile 700 Gas Residential 4th Quartile Electric Residential 2nd Quartile 650 600 2011 2012 2013 2014 2015 2016 2017 Unwavering commitment to customer satisfaction 9

Projected Strong Growth Ratebase ($ in B) Dividend ~60% ~6.5-7% Payout CAGR Ratio ~$39B + ~8% + ~8% ~$34.4B $2.12    $1.96    $1.82    2017 2019 2015 2016 2017 2019 Ratebase Range See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions. 10

Agenda A strengthened company Key advantages Robust growth profile 11

Key Strengths 1 One of the greenest utilities in the country 2 Constructive regulatory framework 3 California clean energy policies 4 Multiple infrastructure investment drivers 12

KEY STRENGTH #1: ONE OF THE GREENEST UTILITIES IN THE COUNTRY

Focused on Sustainability

Nearly 2x More Carbon Free and Renewable Energy Than The U.S. Average in 2016


69%
36%
PG&E
U.S. Avg
RPS
GHG Free

Shaping California Model for Energy Efficiency

PER CAPITA ELECTRICITY CONSUMPTION


12,000
10,000
8,000
6,000
4,000
2,000
ANNUAL kWh
1970
1980
1990
2000
2010
USA
CALIFORNIA

*Source: US Energy Information Administration

PG&E Customers Lead the Nation in Clean Technology Adoption

>300,000 solar customers
Ranked #1 with ~20% of all U.S. rooftop solar



More than 125,000 electric vehicles
Ranked #1 with ~20% of all U.S. vehicles



~800 GWh/yr of efficiency savings
Ranked #2 among U.S. utilities



13

KEY STRENGTH # 2 : CONSTRUCTIVE REGULATORY FRAME WORK California’s Regulatory Mechanisms Revenues decoupled from sales Balancing accounts reduce cost volatility Forward-looking test year rate cases Risk-informed rate making Separate cost of capital proceeding PG&E’s industry-leading risk management aligns with CPUC safety focus 14

KEY STRENGTH # 3 : CALIFORNIA CLEAN ENERGY POLICIES    California’s Climate Goals California Greenhouse Gas Reduction Goals California is Targeting: and Historic Emissions* Million metric tons CO2e 600 50% Historic Emissions AB 32 requires renewables by California to return to 2030 500 1990 levels by 2020 Industrial 400 SB 32 requires at 2X Electricity least 40% below 1990 300 Generation levels by 2030 energy efficiency in buildings existing by    2030 200 Transportation 100 1.5M Res. & Comm. electric vehicles Ag. & Forestry by 2025 0 2000 2005 2010 2015 2020 2025 2030 PG&E is a critical partner in achieving California’s clean energy goals *Source: California Air Resources Board 15

KEY STRENGTH # 3 : CALIFORNIA CLEAN ENERGY POLICIES    Electric Vehicles Present Growth Opportunities Projected EV Landscape EV Options Continue to Grow Number of Electric Vehicle Models 600K 33 EVs meets on zero-emission PG&E’s grid in vehicles 2025 if goal California    16 5 4:1 2011 2013 2016 Ideal chargers ratio to of enable EVs to access public and workplace EV Infrastructure Investments $109M in spend over 3 years Largest utility deployment in US 50% supporting light-duty vehicles Up to $211M over 5 years electricity The average of aEV typical consumes home each about year half the Pending request to support medium and heavy-duty electrification and public charging Continued EV adoption creates sustainable growth opportunities See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions. 16

KEY STRENGTH # 4 : MULTIPLE INFRASTRUCTURE INVESTMENT DRIVERS California Policies Drive Infrastructure Investment    • Gas investments (e.g., pipeline Safety replacement, in-line inspection and capability) Reliability • Electric investments (e.g., substation upgrades, cable upgrades) • Generation asset upgrades Sustained Investments Enabling • Grid modernization California’s • Renewable integration projects Clean Energy • Energy efficiency programs Economy • Energy storage options • Electric vehicle infrastructure • State infrastructure modernization    (e.g., rail and water projects) 17

Agenda A strengthened company Key advantages Robust growth profile 18

Focus Areas for Growth 1 Enhance safety and reliability 2 Enable California’s clean energy economy 3 Ensure customer affordability PG&E’s operating plan provides a strong foundation for future success 19

GROWTH FOCUS # 1 : ENHANCE SAFETY AND RELIABILITY Continue to Upgrade Our System % of Gas Annual Projected % Penetration of % of Urban Transmission Miles of Gas Distribution Automated Switches in Substations Upgraded System Piggable Main Replacement Urban Areas ~65% ~170 ~45% ~85% 126 33% 54% 26% 15% 27 5% 7% 2010 2016 2026 2010 2016 2019 2010 2016 2019 2010 2016 2019 Investments to systematically modernize infrastructure See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions. 20

GROWTH FOCUS #2: ENABLE CALIFORNIA'S CLEAN ENERGY ECONOMY

Grid Modernization Will Require Significant Investment

Grid Control and Monitoring
- Increased remote control and sensor technology reduce outages and enable self-healing grid

Distributed Energy Resources
- Bi-directional energy flows and voltage fluctuations require integration investments

Grid Data Analytics
- Advanced analytics enhance decision making, improve operations and reduce cost



Grid Storage
- Enables renewable integration

Electric Vehicles
- Requires expanded infrastructure for light, medium, and heavy-duty EVs

Increased Renewables
- Requires transmission integration

Energy Efficiency and Demand Response
- Help manage customer costs

Over $1 billion in planned grid modernization investments through 2020

See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

21

G R O W T H F O C U S # 3 : E N S U R E C U S T O M E R A F F O R D A B I L I T Y PG&E Bills Lower Than the National Average PG&E Average Residential Bills Are PG&E’s Electric Bundled Rates Have 30% Below National Average Grown In Line With Inflation $200 20.0¢ USA $150 ~30% 16.0¢ 12.0¢ $100 8.0¢ $50 4.0¢ $0 0.0¢ 2015 1991 1996 2001 2006 2011 2016 Actual Electric Bundled Rate    PG&E Service Territory CPI Continued focus on keeping customer bills affordable 22

GROWTH FOCUS #3: ENSURE CUSTOMER AFFORDABILITY

Strategies to Manage Declining Load

Flexible Electric Portfolio


~40%
of procured MWhs under no contractual obligations in 2021
Utility-Owned Generation ~45%
Procured ~55%

Constructive Regulatory Mechanisms

- ☑ Revenues decoupled from sales
- ☑ Cost allocation mechanisms for departing customers

Modernizing Rate Structures

CPUC Distributed Energy Resources Action Plan

- Residential Rate Design
- Time of Use Rates
- Fixed/ Demand Charges
- Net Energy Metering

Focus on Continuous Improvement


Process Standardization
Sustainable Efficiencies
Procurement Efficiencies
Leveraging Technology

23

GO I N G F O R W A R D Well-Positioned for Industry Changes Industry Changes PG&E Strategies • Integrate renewables and distributed energy resources Decarbonized • Enable electric vehicle adoption Economy • Expand energy storage options • Enhance energy efficiency programs • Flexible procurement portfolio • Constructive regulatory mechanisms    Customer Choice • Modernize rate structures • Sustainable efficiencies 24

Three-year Financial Outlook 1 Cap ex growth 2 Ratebase growth 3 Dividend growth and policy 25

Robust Cap Ex Supports Strong Returns Capital Expenditures ($ in B) 2017-2019 ~$6.1B ~$6B ~$5.9B 2017 2018 2019 General Rate Case Gas Transmission & Storage Electric Transmission Owner Range See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions. 26

Ratebase Supports Strong Returns

PG&E

Weighted Average Ratebase ($ in B) 2017-2019


~6.5-7% CAGR
~$34.4B
~$37B
~$39B
2017
2018
2019
General Rate Case
Gas Transmission & Storage
Electric Transmission Owner
Range

Base Case Assumptions:

- 2017 General Rate Case through 2019
- 2015 Gas Transmission & Storage rate case
  - Phase 2 decision through 2018; flat in 2019
  - ~$400M for 2011-2014 spend subject to audit added in 2018
- Transmission Owner rate case:
  - High end: TO19 filing held flat through 2019
  - Low end: TO17 settlement held flat through 2019
- Electric Vehicle Infrastructure decision in December 2016

Potential Future Updates:

- 2019 Gas Transmission & Storage rate case
- 2019 Transmission Owner rate cases
- Future competitive transmission opportunities
- State infrastructure modernization (e.g., rail and water projects)
- Future storage opportunities
- Future transportation electrification (e.g., January 2017 medium and heavy duty vehicle filing)
- New gas storage regulations

See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

27

Dividend Policy Supports Strong Total Shareholder Return + ~8% + ~8% Payout ~60% Ratio $2.12 $1.96 $1.82    2015 2016 2017 2019 Targeting 55-65% payout ratio over time See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions. 28

IN SUMMARY

Solid Growth Strategy Positions PG&E for Success

A Strengthened Company

- Significant safety, reliability and operational improvements
- Improved customer satisfaction

Key Advantages

- One of the greenest utilities in the country
- Constructive regulatory and policy environment
- Multiple infrastructure investment drivers

Robust Growth Profile

- State policies support strong cap ex and ratebase growth
- Resumed dividend growth

Healthy 3-year growth profile

- ~6.5-7% ratebase growth
- Above average dividend growth

See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

29

Appendices

Table of Contents Appendix 1: Q2 2017 Earnings Results and 2017 Guidance Slides 32 – 37 Appendix 2: Q2 2017 Supplemental Earnings Materials Slides 38 – 48 Appendix 3: Supplemental Material on Tax Reform Slide 49 Appendix 4: Leadership Bios Slides 50 – 56 Appendix 5: Overview of Key Regulatory Cases Slides 57 – 65 Appendix 6: Breakdown of 2016 Total Revenue Requirement Slide 66 Appendix 7: Description of Gas System Certifications Slide 67 Appendix 8: Credit Metrics and Ratings Slide 68 31

APPENDIX 1 – Q2 2017 EARNINGS RESULTS AND 2017 GUIDANCE

Q2 2017 Earnings Results

	Q2				2017			
	Earnings (millions)		EPS		Earnings (millions)		EPS	
Earnings on a GAAP basis	**$**	**406**	**$**	**0.79**	**$**	**982**	**$**	**1.92**
Items Impacting Comparability								
Pipeline related expenses		17		0.03		33		0.06
Legal and regulatory related expenses		2		0.01		4		0.01
Fines and penalties		-		-		36		0.07
Butte fire-related insurance recoveries, net of legal costs		(17)		(0.03)		(15)		(0.03)
GT&S revenue timing impact		-		-		(88)		(0.17)
Diablo Canyon settlement-related disallowance		32		0.06		32		0.06
Earnings from Operations	**$**	**440**	**$**	**0.86**	**$**	**984**	**$**	**1.92**

Items Impacting Comparability (millions, pre-tax)	Q2		2017	
Pipeline related expenses	$	29	$	56
Legal and regulatory related expenses		3		7
Fines and penalties		-		60
Butte fire-related insurance recoveries, net of legal costs		(29)		(26)
GT&S revenue timing impact		-		(150)
Diablo Canyon settlement-related disallowance		47		47
Total	**$**	**50**	**$**	**(6)**

Earnings from Operations is not calculated in accordance with GAAP and excludes items impacting comparability. See Appendix 2, Exhibit A for a reconciliation of Earnings per Share ("EPS") on a GAAP basis to Earnings from Operations and Exhibit G for the use of non-GAAP financial measures.

32

A PPEN D I X 1 – Q 2 2 0 1 7 E A R N I N G S R E S U L T S A N D 2 0 1 7 G U I D A N C E    Q2 2017: Quarter over Quarter Comparison Earnings per Share from Operations $1.00 $0.04 $0.90 $0.07 $0.15 ($0.04) ($0.02) $0.80 $0.70 $0.60 $0.50 $0.86 $0.40 $0.66 $0.30 $0.20 $0.10 $0.00 Q2 2016 EPS from Timing of 2015 GT&S Growth in Rate Base Miscellaneous Impact of 2017 GRC Increase in Q2 2017 EPS from Operations Revenue Impact Earnings Decision Shares Outstanding Operations Earnings from Operations is not calculated in accordance with GAAP and excludes items impacting comparability. See Appendix 2, Exhibit A for a reconciliation of Earnings per Share (“EPS”) on a GAAP basis to Earnings from Operations and Exhibit G for the use of non-GAAP financial measures. 33

A PPEN D I X 1 – Q 2 2 0 1 7 E A R N I N G S R E S U L T S A N D 2 0 1 7 G U I D A N C E    2017 Earnings Per Share Guidance as of July 27, 2017 Low High Estimated EPS on a GAAP Basis $    3.54 $    3.79 Estimated Items Impacting Comparability Pipeline related expenses    0.14    0.09 Legal and regulatory related expenses ~    0.01 ~    0.01 Fines and penalties ~    0.07 ~    0.07 Butte fire-related insurance recoveries, net of legal costs (0.03) (0.03) GT&S revenue timing impact (0.17) (0.17) Net benefit from derivative litigation settlement (0.07) (0.07) Diablo Canyon settlement-related disallowance ~    0.06 ~    0.06 Estimated EPS on an Earnings from Operations Basis $    3.55 $    3.75 Changes from prior quarter noted in blue See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions. See Appendix 2, Exhibit E for PG&E Corporation’s 2017 Earnings per Share Guidance and Exhibit G for the Use of Non-GAAP Financial Measures. 34

A PPEN D I X 1 – Q 2 2 0 1 7 E A R N I N G S R E S U L T S A N D 2 0 1 7 G U I D A N C E    2017 Assumptions as of July 27, 2017 Capital Expenditures Authorized Ratebase (weighted average)    ($ millions) ($ billions) 2017 2017 General Rate Case 3,850 General Rate Case 24.6 Gas Transmission and Storage 950 Gas Transmission and Storage 3.0 Transmission Owner 18 1,100 Transmission Owner 6.8 Total Cap Ex ~$5.9 billion Total Ratebase ~$34.4 billion Other Factors Affecting Authorized Cost of Capital* Earnings from Operations Return on Equity:                10.4%    —    GT&S amounts not requested    +    Incentive revenues and other benefits Equity Ratio:                52%    CWIP earnings: offset by below-the-line costs                *CPUC authorized Changes from prior quarter noted in blue See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions. 35

A PPEN D I X 1 – Q 2 2 0 1 7 E A R N I N G S R E S U L T S A N D 2 0 1 7 G U I D A N C E    2017 Items Impacting Comparability as of July 27, 2017    ($ millions, pre-tax) 2017 Pipeline related expenses (1) 80—125 Legal and regulatory related expenses ~ 10 Fines and penalties (2) ~ 60 Butte fire-related insurance recoveries, net of legal costs (26) GT&S revenue timing impact (150) Net benefit from derivative litigation settlement (65) Diablo Canyon settlement-related disallowance ~ 47    2017 Items Impacting Comparability Total ~ $1—(44) Fines and Penalties ($ in millions, pre-tax) (2) Charge for disallowed expense 32 GT&S ex parte penalty 15 Ex parte OII settlement ~ 13 Total ~ $60 (1) Total cost of rights-of-w ay program expected to range from $425 million to $475 million    (2) Fines and penalties range excludes any additional potential future fines or penalties beyond those outlined above Changes from prior quarter noted in blue See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions. See Appendix 2, Exhibit E for PG&E Corporation’s 2017 Earnings per Share Guidance and Exhibit G for Use of Non-GAAP Financial Measures. 36

A PPEN D I X 1 – Q 2 2 0 1 7 E A R N I N G S R E S U L T S A N D 2 0 1 7 G U I D A N C E    2017 Equity Issuance as of July 27, 2017 $400—600M $400—500M 2017 2017 As of Q1 As of Q2 June 30, 2017 shares outstanding: ~512 million Changes from prior quarter noted in blue See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions. 37

APPENDIX 2 – Q2 2017 SUPPLEMENTAL EARNINGS MATERIALS

Table of Contents - 2017 Supplemental Earnings Materials

Exhibit A:	Reconciliation of PG&E Corporation's Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles to Earnings from Operations	Slides 39-40
Exhibit B:	Key Drivers of PG&E Corporation's Earnings per Common Share from Operations	Slide 41
Exhibit C:	Operational Performance Metrics	Slides 42-43
Exhibit D:	Sales and Sources Summary	Slide 44
Exhibit E:	PG&E Corporation's 2017 Earnings Per Share Guidance	Slides 45-46
Exhibit F:	2017 General Earnings Sensitivities	Slide 47
Exhibit G:	Use of Non-GAAP Financial Measures	Slide 48

38

APPENDIX 2 – Q2 2017 SUPPLEMENTAL EARNINGS MATERIALS

Exhibit A: Reconciliation of PG&E Corporation's Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Earnings from Operations

Page 1 of 2

Second Quarter and Year to Date, 2017 vs. 2016 (in millions, except per share amounts)	Three Months Ended June 30,				Six Months Ended June 30,			
	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)	
	2017	2016	2017	2016	2017	2016	2017	2016
PG&E Corporation's Earnings on a GAAP basis	$ 406	$ 206	$ 0.79	$ 0.41	$ 982	$ 313	$ 1.92	$ 0.63
Items Impacting Comparability: (1)								
Pipeline related expenses (2)	17	16	0.03	0.03	33	29	0.06	0.06
Legal and regulatory related expenses (3)	2	8	0.01	0.02	4	18	0.01	0.04
Fines and penalties (4)	-	112	-	0.22	36	163	0.07	0.32
Butte fire-related insurance recoveries, net of legal costs (5)	(17)	(125)	(0.03)	(0.25)	(15)	101	(0.03)	0.20
GT&S revenue timing impact (6)	-	-	-	-	(88)	-	(0.17)	-
Diablo Canyon settlement-related disallowance (7)	32	-	0.06	-	32	-	0.06	-
GT&S capital disallowance	-	113	-	0.23	-	113	-	0.23
PG&E Corporation's Earnings from Operations (8)	$ 440	$ 330	$ 0.86	$ 0.66	$ 984	$ 737	$ 1.92	$ 1.48

All amounts presented in the table above are tax adjusted at PG&E Corporation's statutory tax rate of 40.75 percent, except as indicated below.

(1) "Items impacting comparability" represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods. See Exhibit G: Use of Non-GAAP Financial Measures.

(2) The Utility incurred costs of $29 million (before the tax impact of $12 million) and $56 million (before the tax impact of $23 million) during the three and six months ended June 30, 2017, respectively, for pipeline related expenses incurred in connection with the multi-year effort to identify and remove encroachments from transmission pipeline rights-of-way.

(3) The Utility incurred costs of $3 million (before the tax impact of $1 million) and $7 million (before the tax impact of $3 million) during the three and six months ended June 30, 2017, respectively, for legal and regulatory related expenses incurred in connection with various enforcement, regulatory, and litigation activities regarding natural gas matters and regulatory communications.

(4) The Utility incurred costs of $60 million (before the tax impact of $24 million) during the six months ended June 30, 2017, for fines and penalties. This includes costs of $32 million (before the tax impact of $13 million) during the six months ended June 30, 2017, associated with safety-related cost disallowances imposed by the California Public Utilities Commission ("CPUC") in its April 9, 2015 decision ("San Bruno Penalty Decision") in the gas transmission pipeline investigations. The Utility also recorded $15 million (before the tax impact of $6 million) during the six months ended June 30, 2017, for disallowances imposed by the CPUC in its final phase two decision of the 2015 Gas Transmission and Storage ("GT&S") rate case for prohibited ex parte communications. In addition, the Utility recorded $12 million (before the tax impact of $5 million) and $1 million (which is not tax deductible) during the six months ended June 30, 2017, for financial remedies in connection with the settlement filed with the CPUC on March 28, 2017, related to the Order Instituting an Investigation into Compliance with Ex Parte Communication Rules ("ex parte OII").

39

APPENDIX 2 – Q2 2017 SUPPLEMENTAL EARNINGS MATERIALS

Exhibit A: Reconciliation of PG&E Corporation's Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Earnings from Operations

Page 2 of 2

(in millions, pre-tax)	Three Months Ended June 30, 2017	Six Months Ended June 30, 2017
Charge for disallowed expense	$ -	$ 32
GT&S ex parte penalty	-	15
Ex parte OII settlement	-	13
Fines and penalties	$ -	$ 60

Future fines or penalties may be imposed in connection with other enforcement, regulatory, and litigation activities regarding regulatory communications.

(5) The Utility recorded insurance recoveries, net of legal costs, of $29 million (before the tax impact of $12 million) and $26 million (before the tax impact of $11 million) during the three and six months ended June 30, 2017, respectively, associated with the Butte fire. This includes $46 million (before the tax impact of $19 million) and $53 million (before the tax impact of $22 million) during the three and six months ended June 30, 2017, respectively, for insurance recoveries partially offset by $17 million (before the tax impact of $7 million) and $27 million (before the tax impact of $11 million) recorded during the three and six months ended June 30, 2017, respectively, for legal costs associated with the Butte fire.

(in millions, pre-tax)	Three Months Ended June 30, 2017	Six Months Ended June 30, 2017
Legal costs	$ 17	$ 27
Insurance	(46)	(53)
Butte fire-related insurance recoveries, net of legal costs	$ (29)	$ (26)

(6) As a result of the CPUC's final phase two decision in the 2015 GT&S rate case, during the six months ended June 30, 2017, the Utility recorded revenues of $150 million (before the tax impact of $62 million) in excess of the 2017 authorized revenue requirement, which includes the final component of under-collected revenues retroactive to January 1, 2015.

(7) As a result of the settlement agreement submitted to the CPUC in connection with the Utility's pending joint proposal to retire the Diablo Canyon Power Plant, the Utility recorded a total disallowance of $47 million (before the tax impact of $15 million) during the three and six months ended June 30, 2017, comprised of cancelled projects of $24 million (before the tax impact of $6 million) and disallowed license renewal costs of $23 million (before the tax impact of $9 million), with no corresponding charges during the same periods in 2016. A portion of the cancelled projects and disallowed license renewal costs currently is not tax deductible.

(8) "Earnings from operations" is a non-GAAP financial measure. See Exhibit G: Use of Non-GAAP Financial Measures.

40

APPENDIX 2 – Q2 2017 SUPPLEMENTAL EARNINGS MATERIALS

Exhibit B: Key Drivers of PG&E Corporation's Earnings per Common Share ("EPS") from Operations

Second Quarter and Year to Date, 2017 vs. 2016
(in millions, except per share amounts)

	Three Months Ended June 30, 2017				Six Months Ended June 30, 2017			
	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)	
2016 Earnings from Operations [(1)]	$	330	$	0.66	$	737	$	1.48
Timing of 2015 GT&S revenue impact [(2)]	$	75	$	0.15	$	150	$	0.29
Growth in rate base earnings [(3)]	$	34	$	0.07	$	51	$	0.10
Miscellaneous	$	22	$	0.04	$	51	$	0.10
Tax benefit on stock compensation [(4)]	$	-	$	-	$	31	$	0.06
Impact of 2017 GRC decision [(5)]	$	(21)	$	(0.04)	$	(36)	$	(0.07)
Increase in shares outstanding	$	-	$	(0.02)	$	-	$	(0.04)
2017 Earnings from Operations [(1)]	**$**	**440**	**$**	**0.86**	**$**	**984**	**$**	**1.92**

(1) See Exhibit A for a reconciliation of EPS on a GAAP basis to EPS from Operations. All amounts presented in the table above are tax adjusted at PG&E Corporation's statutory tax rate of 40.75 percent, except for tax benefits on stock compensation. See Footnote 4 below.

(2) Represents the impact in 2016 of the delay in the Utility's 2015 GT&S rate case. The CPUC issued its final phase two decision on December 1, 2016, delaying recognition of the full 2016 revenue increase until the fourth quarter of 2016.

(3) Represents the impact of the increase in rate base as authorized in various rate cases, including the 2017 GRC, during the three and six months ended June 30, 2017 as compared to the same periods in 2016. As the final decision in the 2017 GRC was approved by the CPUC in May 2017, this amount includes revenues authorized for the three months ended March 31, 2017 that were not recorded until the second quarter of 2017.

(4) Represents the incremental tax benefit related to share-based compensation awards that vested during the six months ended June 30, 2017. Pursuant to ASU 2016-09, *Compensation – Stock Compensation (Topic 718)*, which PG&E Corporation and the Utility adopted in 2016, excess tax benefits associated with vested awards are reflected in net income.

(5) Represents the impact of lower tax repair benefits as a result of the CPUC's final decision in the 2017 General Rate Case ("GRC") proceeding, partially offset by the delayed revenue recognition of 2017 GRC-related capital costs (depreciation and interest) until the second quarter of 2017 when the CPUC issued its final decision in the 2017 GRC.

41

A Exhibit PPEN C: D I X Operational 2 – Q 2 2 Performance 0 1 7 S U P P L E Metrics M E N T A L E A R N I N G S M AT E R I A L S Meets YTD 2017 Year to Date Q2 Actual EOY Target Target (1) Safety (includes both public and employee safety metrics) Nuclear Operations Safety    Unit 1 Performance Indicator 97.1 90.5 ? Unit 2 Performance Indicator 90.0 87.6 ? Electric Operations Safety    Electric Overhead Conductor Index 0.492 1.000—911 Emergency Response 96.0% 97.5%— Gas Operations Safety    Gas In-Line Inspection and Upgrade Index 1.3 1.0 ? Gas Dig-ins Reduction 1.73 1.92 ? Gas Emergency Response 20.0 21.0 ? Employee Safety    SIF Corrective Action Index 2.0 1.0 ? Serious Preventable Motor Vehicle Incident Rate 0.218 0.239 ? Timely Reporting of Injuries 66.3% 71.3%— Customer Customer Satisfaction Score 75.2 76.4— System Average Interruption Duration Index (SAIDI) 58.2 107.0— Financial Earnings from Operations $948.0 See note (1) See note (1) See following page for definitions of the operational performance metrics. The operational performance goals set under the PG&E Corporation 2017 Short Term Incentive Plan (“STIP”) are based on the same operational metrics and targets. (1) The 2017 target for earnings from operations is not publicly reported but is consistent with the guidance range provided for 2017 EPS from operations of $3.55 to $3.75. 42

APPENDIX 2 – Q2 2017 SUPPLEMENTAL EARNINGS MATERIALS

Definitions of 2017 Operational Performance Metrics from Exhibit C

Safety

Public and employee safety are measured in four areas: (1) Nuclear Operations Safety, (2) Electric Operations Safety, (3) Gas Operations Safety, and (4) Employee Safety.

1. The safety of the Utility's nuclear power operations, Unit 1 and Unit 2, is an index comprised of 11 performance indicators for nuclear power generation that are regularly benchmarked against other nuclear power generators.
2. The safety of the Utility's electric operations is represented by (a) work that supports the safe reliable operations of the overhead electric system, and (b) the percentage of time that Utility personnel are on site within 60 minutes after receiving a 911 call of a potential Utility electric hazard.
3. The safety of the Utility's natural gas operations is represented by (a) the ability to complete planned in-line inspections and pipeline retrofit projects, measured by two equally weighted components of In-Line Inspections and In-Line Upgrades; (b) the number of third party "dig-ins" (i.e., damage resulting in repair or replacement of underground facility) to Utility gas assets per 1,000 Underground Service Alert tickets; and (c) the timeliness (measured in minutes) of on-site response to gas emergency service calls.
4. The safety of the Utility's employees is represented by (a) measuring the timely and quality completion of planned actions in response to Serious Injuries and Fatalities (SIF), (b) the number of serious preventable motor vehicle incidents that the driver could have reasonably avoided, per one million miles driven, and (c) the percentage of work-related injuries reported to the 24/7 Nurse Report Line within one day of the incident.

Customer

Customer satisfaction and service reliability are measured by:

1. The overall satisfaction (measured as a score of zero to 100) of customers with the products and services offered by the Utility, as measured through a quarterly survey performed by an independent third-party research firm.
2. The total time (measured in minutes) the average customer is without electric power during a given time period.

Financial

Earnings from Operations (shown in millions of dollars) measures PG&E Corporation's earnings power from ongoing core operations. They allow investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations (items impacting comparability). Earnings from Operations are not calculated in accordance with GAAP. For a reconciliation of Consolidated Income Available for Common Shareholders as reported in accordance with GAAP to Earnings from Operations, see Exhibit A.

43

Exhibit A PPEN D: D I X Pacific 2 – Q Gas 2 2 and 0 1 7 Electric S U P P L Company E M E N T A L Sales E A R and N I N G Sources S M AT Summary E R I A L S Second Quarter and Year to Date, 2017 vs. 2016 Three Months Ended June 30, Six Months Ended June 30, 2017 2016 2017 2016 Sales from Energy Deliveries (in millions kWh) 19,216 19,879 38,754 39,419 Total Electric Customers at June 30 5,376,949 5,340,013 Total Gas Sales (in Bcf) 150 167 377 393 Total Gas Customers at June 30 4,464,296 4,437,073 Sources of Electric Energy (in millions kWh) Total Utility Generation 7,205 7,070 15,829 15,687 Total Purchased Power 9,425 11,228 16,716 19,767 Total Electric Energy Delivered (1) 19,216 19,879 38,754 39,419 Diablo Canyon Performance Overall Capacity Factor (including refuelings) 66% 82% 82% 92% Refueling Outage Period 4/23-6/23 4/30-6/2 4/23-6/23 4/30-6/2 Refueling Outage Duration during the Period 61 33 61 33 (1) Includes other sources of electric energy totaling 2,586 million kWh and 1,581 million kWh for the three months ended June 30, 2017 and 2016, respectively, and 6,209 million kWh and 3,965 million kWh for the six months ended June 30, 2017 and 2016, respectively. Please see the 2016 Annual Report on Form 10-K for additional information about operating statistics. 44

APPENDIX 2 – Q2 2017 SUPPLEMENTAL EARNINGS MATERIALS

Exhibit E: PG&E Corporation's 2017 Earnings per Share Guidance as of July 27, 2017

Page 1 of 2

2017 EPS Guidance	Low		High	
Estimated EPS on a GAAP Basis	$	3.54	$	3.79
Estimated Items Impacting Comparability: (1)				
Pipeline related expenses (2)		0.14		0.09
Legal and regulatory related expenses (3)	~	0.01	~	0.01
Fines and penalties (4)	~	0.07	~	0.07
Butte fire-related insurance recoveries, net of legal costs (5)		(0.03)		(0.03)
GT&S revenue timing impact (6)		(0.17)		(0.17)
Net benefit from derivative litigation settlement (7)		(0.07)		(0.07)
Diablo Canyon settlement-related disallowance (8)	~	0.06	~	0.06
Estimated EPS on an Earnings from Operations Basis (9)	$	3.55	$	3.75

All amounts presented in the table above are tax adjusted at PG&E Corporation's statutory tax rate of 40.75 percent, except as indicated below.

(1) "Items impacting comparability" represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods. See Exhibit G: Use of Non-GAAP Financial Measures.

(2) "Pipeline related expenses" includes costs incurred to identify and remove encroachments from transmission pipeline rights-of-way. The pre-tax range of estimated costs is shown below. The offsetting tax impacts for the low and high EPS guidance range are $51 million and $33 million, respectively.

	2017			
(in millions, pre-tax)	Low EPS guidance		High EPS guidance	
Pipeline related expenses	$	125	$	80

(3) "Legal and regulatory related expenses" includes costs incurred in connection with various enforcement, regulatory, and litigation activities regarding natural gas matters and regulatory communications. The pre-tax range of estimated costs is shown below. The offsetting tax impact for the low and high EPS guidance range is $4 million.

	2017			
(in millions, pre-tax)	Low EPS guidance		High EPS guidance	
Legal and regulatory related expenses	~	10	~	10

(4) "Fines and penalties" includes fines and penalties resulting from various enforcement, regulatory, and litigation activities regarding natural gas matters and regulatory communications. Guidance is consistent with the 2017 components of the $1.6 billion San Bruno Penalty Decision in the gas transmission pipeline investigations, the disallowances imposed by the CPUC in its final phase two decision in the 2015 GT&S rate case for prohibited ex parte communications, and the settlement filed with the CPUC in connection with the ex parte OII. Guidance does not include amounts for other potential future fines and penalties. The pre-tax range of estimated costs is shown below. The offsetting tax impact for the low and high EPS guidance range is $24 million.

	2017			
(in millions, pre-tax)	Low EPS guidance		High EPS guidance	
Charge for disallowed expense	$	32	$	32
GT&S ex parte disallowance		15		15
Ex parte OII settlement	~	13	~	13
Fines and penalties	~	**60**	~	**60**

45

APPENDIX 2 – Q2 2017 SUPPLEMENTAL EARNINGS MATERIALS
Exhibit E: PG&E Corporation's 2017 Earnings per Share Guidance as of July 27, 2017
Page 2 of 2

(5) "Butte fire-related insurance recoveries, net of legal costs" refers to the insurance recoveries associated with the Butte fire, net of legal costs. The Utility currently is unable to estimate the low and high end of the guidance range of Butte fire-related third-party claims and legal costs for 2017. The offsetting tax impact is $11 million.

	2017			
(in millions, pre-tax)	**Low EPS guidance**		**High EPS guidance**	
Butte fire-related insurance recoveries, net of legal costs	$	(26)	$	(26)

(6) "GT&S revenue timing impact" refers to the revenues recorded in excess of the 2017 authorized revenue requirements as a result of the CPUC's final phase two decision issued on December 1, 2016 in the 2015 GT&S rate case. Accounting rules allow the Utility to recognize revenues in a given year only if they will be collected from customers within 24 months of the end of that year. Because the phase one decision issued by the CPUC directed the Utility to collect the difference between the adopted "interim" revenue requirements and the amounts previously collected in rates, retroactive to January 1, 2015, over a 36-month period, the Utility was not able to complete recording the full true-up of under-collected revenues until the first quarter of 2017. The pre-tax range of the recorded revenues is shown below. The offsetting tax impact for the low and high EPS guidance range is $62 million.

	2017			
(in millions, pre-tax)	**Low EPS guidance**		**High EPS guidance**	
GT&S revenue timing impact	$	(150)	$	(150)

(7) "Net benefit from derivative litigation settlement" refers to the settlement agreement in connection with the shareholder derivative litigation that was approved by the court on July 18, 2017. This amount includes insurance recoveries net of plaintiff costs. The offsetting tax impact for the low and high EPS guidance range is $26 million.

	2017			
(in millions, pre-tax)	**Low EPS guidance**		**High EPS guidance**	
Net benefit from derivative litigation settlement	$	(65)	$	(65)

(8) "Diablo Canyon settlement-related disallowance" refers to the settlement agreement submitted to the CPUC in connection with the Utility's pending joint proposal to retire the Diablo Canyon Power Plant, comprised of cancelled projects and disallowed license renewal costs. The offsetting tax impact for the low and high EPS guidance range is $15 million. A portion of the cancelled projects and disallowed license renewal costs currently is not tax deductible.

	2017			
(in millions, pre-tax)	**Low EPS guidance**		**High EPS guidance**	
Diablo Canyon settlement-related disallowance	~	47	~	47

(9) "Earnings from operations" is a non-GAAP financial measure. See Exhibit G: Use of Non-GAAP Financial Measures.

Actual financial results for 2017 may differ materially from the guidance provided. For a discussion of the factors that may affect future results, see the Forward-Looking Statements.

46

APPENDIX 2 – Q2 2017 SUPPLEMENTAL EARNINGS MATERIALS

Exhibit F: 2017 General Earnings Sensitivities as of July 27, 2017
PG&E Corporation and Pacific Gas and Electric Company

Variable	Description of Change	Estimated 2017 Earnings Impact
Rate base	+/- $100 million change in allowed rate base	+/- $5 million
Return on equity (ROE)	+/- 0.1% change in allowed ROE	+/- $18 million
Share count	+/- 1% change in average shares	+/- $0.04 per share
Revenues	+/- $9 million change in at-risk revenue (pre-tax), including Electric Transmission and Gas Transmission and Storage	+/- $0.01 per share

These general earnings sensitivities on factors that may affect 2017 earnings are forward-looking statements that are based on various assumptions. Actual results may differ materially. For a discussion of the factors that may affect future results, see the Forward-Looking Statements.

47

APPENDIX 2 – Q2 2017 SUPPLEMENTAL EARNINGS MATERIALS

Exhibit G: Use of Non-GAAP Financial Measures

PG&E Corporation and Pacific Gas and Electric Company: Use of Non-GAAP Financial Measures

PG&E Corporation discloses historical financial results and provides guidance based on "earnings from operations" in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items impacting comparability.

"Earnings from operations" is a non-GAAP financial measure and is calculated as income available for common shareholders less items impacting comparability. "Items impacting comparability" represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods, including certain pipeline related expenses, certain legal and regulatory related expenses, fines and penalties, Butte fire-related insurance recoveries and costs, impacts of the 2015 GT&S rate case, and the Diablo Canyon settlement-related disallowance. PG&E Corporation uses earnings from operations to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation believes that earnings from operations provide additional insight into the underlying trends of the business allowing for a better comparison against historical results and expectations for future performance.

Earnings from operations are not a substitute or alternative for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies.

48

APPENDIX 3 – SUPPLEMENTAL MATERIAL ON TAX REFORM

Tax Reform Helps Affordability and Creates Potential for Future Investments

PG&E

	1. Lower Corporate Tax Rate	2. Loss of Interest Expense Deduction	3. Full Expensing of Capital Expenditures
Utility	• Excess deferred taxes flow back to customers • Lower net cost of service revenues going forward	• Higher costs borne by customers	• Minimal near-term impact given net operating loss • Reduced ratebase growth in the future
Holding Company	• Reduction in deferred tax asset – shareholder impact	• Limited impact due to low outstanding debt balances	

Net Deferred Tax Liability (Asset) (millions, pre-tax) as of December 31, 2016	Utility	Holding Company
Property-related and other	$ 12,110	$ (50)
Operating loss carryforward	(1,600)	(250)
Net deferred tax liability (asset)	$ 10,510	$ (300)

See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

49

A PPEN D I X 4 – L E A D E R S H I P B I O S    Geisha J. Williams Geisha J. Williams Chief Executive Officer (CEO) and President PG&E Corporation Geisha J. Williams was elected CEO and President of PG&E Corporation, effective March 1, 2017. Williams has more than three decades of experience in the utility industry.    Williams and her team are responsible for the end-to-end delivery of safe, reliable, affordable and clean electricity and gas to 16 million people in northern and central California.    Her focus on renewables integration, grid modernization and smart grid technologies has resulted in PG&E customers benefitting from the best electric reliability in company history while also receiving energy that is nearly 70 percent greenhouse gas free. Williams previously was the Utility’s President, Electric (August 2015 – February 2017) and Executive Vice President, Electric Operations (June 2011 to August 2015). In her role as President, Williams led all aspects of the Utility’s electric business, including power generation, nuclear operations, transmission, distribution, and substation operations, asset management and strategy, energy procurement and customer care. Before joining PG&E, Williams worked at Florida Power and Light (FPL) for 24 years. She served in a number of roles during her tenure there including Vice President of Power Systems, Electric Distribution. In this role, she was responsible for all aspects of the electric distribution infrastructure serving FPL’s 4.4 million customers, including asset management and planning, engineering, construction, maintenance and restoration. During her time at FPL, she considers the company’s restoration and recovery efforts in response to seven hurricanes that made landfall in a 15-month period as one of her proudest accomplishments. Williams is a director at the Edison Electric Institute, the Institute of Nuclear Power Operations, and the Association of Edison Illuminating Companies. She also serves as the board chair for the Center for Energy Workforce Development and is an active participant in Executive Women in Energy. Her involvement with the community includes serving as a trustee of the California Academy of Sciences and a member of the University of Miami President’s Council. She is a five-time recipient of the Bay Area Most Influential Women in Business Award, and in 2014 she was honored with Leadership California’s Trailblazer Award.    Williams holds a bachelor’s degree in engineering from the University of Miami and a master’s degree in business administration from Nova Southeastern University.    She lives in the Bay Area with her family. 50

A PPEN D I X 4 – L E A D E R S H I P B I O S    Nick Stavropoulos    Nick Stavropoulos President & Chief Operating Officer Pacific Gas and Electric Company Nick Stavropoulos serves as President and Chief Operating Officer of Pacific Gas and Electric Company and has more than 35 years of experience in the U.S. and international energy industry. He oversees a diverse workforce of more than 23,000 employees across electric, gas, generation and nuclear operations as well as corporate support functions. He also serves on the utility’s board of directors.    Today, he and his team are responsible for the end-to-end delivery of safe, reliable, affordable and clean electric and gas service to 16 million people across PG&E’s 70,000 square mile service area in northern and central California. PG&E’s energy portfolio is one of the cleanest in the nation with more than 60 percent of its portfolio coming from carbon-free energy sources.    Stavropoulos is a passionate advocate for workplace safety and safety culture. Under his leadership, PG&E’s gas business has earned or qualified for international certifications including ISO 55000; PAS 55001; API RP 1173; and RC 14001. PG&E is the only North American utility to currently hold these third party certifications.    Prior to joining PG&E, Stavropoulos served as Executive Vice President and Chief Operating Officer for National Grid, an electricity and natural gas delivery company serving nearly seven million customers in the Northeast United States.    As COO, he was responsible for all aspects of its U.S. gas distribution business. Throughout his career, he held a number of senior leadership positions with successive levels of responsibility, including Chief Financial Officer, at Keyspan’s predecessor companies – Colonial Gas Company and Boston Gas. Stavropoulos is an internationally sought after speaker on the topics of leadership and safety culture. In recent years, he has delivered keynote speeches at the International Atomic Energy Agency; National Safety Council’s Campbell Institute; Institute of Engineering and Technology/The Institute of Asset Management Conference; International Safety Culture Symposium; and Global Safety Culture Conference. Stavropoulos is a member of the Board of Directors for the American Gas Association, Gas Technology Institute as well as a member of the Advisory Board for Underwriters Laboratory’s Integrated Health and Safety Institute. He holds a bachelor’s degree in accounting from Bentley College and a master’s degree in business administration from Babson College. He sits on the board of his alma mater Bentley University and has served on multiple public and not-for-profit boards including chairing audit committees. A native New Englander, he lives in San Francisco and is an avid Soul Cycler. 51

A P P E N D I X 4 – L E A D E R S H I P B I O S    Anthony F. Earley, Jr. Anthony F. Earley, Jr. Executive Chair PG&E Corporation Anthony F. Earley, Jr., is Executive Chair of the Board of PG&E Corporation. Earley joined PG&E in September 2011 as Chairman, Chief Executive Officer, and President after 17 years at DTE Energy, where he served as Executive Chairman, Chairman, and Chief Executive Officer. Since joining PG&E, Earley has spearheaded major initiatives related to safety culture, operational excellence, long-term integrated planning, and workforce development. Under Earley’s leadership, PG&E has experienced the highest reliability in its over 150-year history. PG&E also continues to grow its environmentally friendly generation portfolio, with more than 50 percent of its assets having no carbon emissions. As former chairman of the Edison Electric Institute (EEI), the trade association of investor utilities, Earley was directly involved in the development of national policies on energy, the environment, and climate change issues. In 2014, Earley received EEI’s Distinguished Leadership Award for his decades of contributions to the electric power industry. He also served as chair of the Nuclear Energy Institute. Earley earned a Bachelor of Science degree in physics, a Master of Science degree in engineering, and a law degree at the University of Notre Dame, where he serves on the advisory council of the College of Engineering. After graduating from Notre Dame, Earley went on to serve as an officer in the United States Navy nuclear submarine program, where he was qualified as a chief engineer officer. He joined DTE Energy as president and chief operating officer in March 1994. Prior to joining DTE Energy, Earley served in various capacities at Long Island Lighting Company, including president and chief operating officer. He was also a partner at the Hunton & Williams law firm. Earley serves on the executive committees of the Edison Electric Institute and the Nuclear Energy Institute and is a board member of the Electric Power Research Institute. He is also on the board at Ford Motor Company. His commitment to the community includes memberships on the boards of United Way Bay Area, The Exploratorium, a science, arts, and human perception museum based in San Francisco, and the Bay Area Council. Earley was named 2015 Philanthropic CEO of the Year by the American Red Cross of the Bay Area. His community service was also recognized by readers of The Detroit News, and in 2003 he was selected as one of the several Michiganians of the Year. 52

A PPEN D I X 4 – L E A D E R S H I P B I O S    Jason P. Wells Jason P. Wells Senior Vice President and Chief Financial Officer PG&E Corporation    Jason P. Wells is Senior Vice President and Chief Financial Officer for PG&E Corporation. Wells oversees the financial activities of the $50 billion company including accounting, treasury, tax, risk, business and financial planning, and investor relations. Wells began his career at PricewaterhouseCoopers, LLC, where he was most recently a senior manager. In 2007, Wells joined PG&E as the Director of technical accounting and was promoted to Senior Director and Assistant Controller of corporate accounting in 2008. In 2011, Wells became Vice President, Finance. He assumed his current position on January 2016. He earned his bachelor’s and master’s degrees in accounting from the University of Florida. Wells is a Certified Public Accountant in the state of Florida. He currently serves as the Treasurer and on the board of Habitat for Humanity Greater San Francisco. 53

A PPEN D I X 4 – L E A D E R S H I P B I O S    Patrick M. Hogan Patrick M. Hogan Senior Vice President of Electric Operations Pacific Gas and Electric Company Patrick M. Hogan is Senior Vice President of Electric Operations at Pacific Gas and Electric Company. Hogan oversees PG&E’s electric transmission and distribution system, which delivers safe and reliable energy to more than 16 million people throughout Northern and Central California. In addition to his electric responsibilities, Hogan has enterprise-wide responsibility for PG&E’s Transportation Services organization, managing over 14,000 vehicles and pieces of equipment. Prior to his promotion to Senior Vice President of Electric Operations in 2016, Hogan served as Vice President of Electric Strategy & Asset Management where he oversaw the company’s electric transmission and distribution assets. Hogan also led the development and deployment of technology into PG&E’s electric system. Before joining PG&E in 2013, Hogan held leadership and officer roles in transmission, distribution, operations, engineering and asset management at British Columbia Hydro, National Grid, and KeySpan. Originally from New York, Hogan holds a bachelor’s and master’s degree in electrical engineering from Manhattan College and a master’s degree in business administration from Hofstra University. His community involvement includes serving on the board of the San Francisco Ballet, and he currently resides in San Francisco. 54

A P P E N D I X 4 – L E A D E R S H I P B I O S    Jesus Soto Jr. Jesus Soto Jr. Senior Vice President, Gas Operations Pacific Gas and Electric Company Jesus Soto Jr. is the Senior Vice President of Gas Operations for Pacific Gas and Electric Company. He is responsible for overseeing and executing the day-to-day operations of the second largest natural gas system in the United States. PG&E’s natural gas system provides safe, reliable, affordable and clean gas service to 16 million people in northern and central California. Soto is passionate about public and employee safety and PG&E’s Gas Operations earned ISO 55000 and PAS 55001 international certifications for the company’s enhancements in gas asset management. PG&E is the only North American utility to currently hold these third party certifications. Through his leadership, PG&E was the first utility to deploy a state-of-the-art leak detection technology that is 1,000 times more sensitive than conventional leak detection tools. Soto’s commitment to safety has led to a significant reduction in the time it takes PG&E to respond to gas odor calls. Most recently, Soto served as Vice President of Operations Services for El Paso Corporation’s Pipeline Group in Houston, TX. He led the technical services and support functions for pipeline operations and oversaw measurement, compression, reservoir and pipeline systems and Department of Transportation compliance. He was also responsible for risk and integrity management, public awareness and emergency response. Prior to that, Soto was vice president of engineering and construction, leading the engineering and construction programs for ANR Pipeline, El Paso Natural Gas, Colorado Interstate Gas, Southern Natural Gas and Tennessee Gas Pipeline for onshore and offshore facilities. Soto holds a Bachelor of Science in civil engineering from the University of Texas at El Paso, a master’s degree in civil engineering from Texas A&M University, and a Master of Business Administration degree from the University of Phoenix. 55

A PPEN D I X 4 – L E A D E R S H I P B I O S    David S. Thomason David S. Thomason Vice President and Controller PG&E Corporation Vice President, Chief Financial Officer and Controller Pacific Gas and Electric Company David S. Thomason is Vice President and Controller of PG&E Corporation, as well as Vice President, Chief Financial Officer and Controller of Pacific Gas and Electric Company. Thomason joined PG&E in 2001 as a senior accounting analyst after starting his career with Arthur Andersen in Portland. During his 16 years at PG&E, he has held a multitude of roles, growing as a leader and gaining additional responsibilities with each new position. Functional areas he has overseen include external financial reporting, revenue forecasting, planning and analysis, corporate accounting and more. Thomason received a Master’s degree in Business Administration from University of California, Berkeley, and a Bachelor’s degree in Accounting from University of Oregon, Eugene. He holds registrations as a Certified Public Accountant in the states of California and Oregon. 56

APPENDIX 5 – OVERVIEW OF KEY REGULATORY CASES

Separate Rate Cases Maintain Focus on Specific Assets

	General Rate Case	Gas Transmission and Storage Case	Transmission Owner Cases
Regulatory Jurisdiction	CPUC	CPUC	FERC
Time Period of Current Rate Case	2017-2019	2015-2017	2017
Revenue Requirement	$8.0B	$1.3B	$1.7B
ROE (2017)	10.4%	10.4%	10.9% (1)
Key Next Steps	Implementation of GRC decision	Implementation of GT&S decisions	FERC Staff Direct Filing

(1) FERC TO cases have typically been settled blackbox without an explicit ROE; FERC ROE is inclusive of 50 basis points adder. PG&E's objective is to earn the CPUC authorized ROE (10.4% in 2017) across the enterprise

57

APPENDIX 5 – OVERVIEW OF KEY REGULATORY CASES

2017 CPUC General Rate Case

- On May 11, the CPUC adopted the settlement agreement jointly submitted by PG&E, ORA, TURN, and 12 other intervening parties

(In Millions)	2017	2018	2019
Approved Increase Consistent with Settlement	$ 88	$ 444	$ 361

- The decision diverges from the settlement agreement by: (1) modifying the proposed tax memorandum account, and (2) establishing a one-way balancing account related to funding for the Utility's Rule 20A undergrounding program
- The decision also denies the third attrition year and the proposed new balancing account for gas leak management requirements, arguing that both should be considered in other proceedings

- Assigned Commissioner: Picker
  Administrative Law Judge: Roscow

58

A PPEN D I X 5 – O V E R V I E W O F K E Y R E G U L AT O R Y C A S E S 2015 CPUC Gas Transmission and Storage Rate Case On December 1, 2016, the CPUC voted out a final Phase 2 decision consistent with the proposed decision    Revenue Utility Requested Phase 2 Decision Difference Requirement Revenue Revenue Requirement (Decrease)* ($ millions) Requirement 2015 $    1,263 $                815 ($    448)    2016 $    1,346 $    1,061    ($    285) 2017 $    1,488 $    1,125 ($    363) 2018 $                N/A $    1,230    $    N/A ? Assigned Commissioner: Peterman Administrative Law Judge: Dudney *Difference compares Utility Requested Revenue Requirement to Phase 2 Decision Revenue Requirement 59

APPENDIX 5 – OVERVIEW OF KEY REGULATORY CASES

FERC Transmission Owner Rate Case

TO18 (2017 Revenues)

- July 29, 2016 – Filed TO18 with FERC requesting $1.7 billion revenue requirement, a ~$400 million increase over the approved TO17
  - ROE (inclusive of 50 basis points adder) 10.90%
  - Cap ex ~$1.3B
  - WAVG Ratebase ~$6.7B
- March 16, 2017 – Parties notified settlement judge of impasse
- January 2018 – Hearings scheduled, with initial decision expected on or before June 1, 2018

TO19 (2018 Revenues)

- July 26, 2017 – Filed TO19 with FERC requesting $1.8 billion revenue requirement, a ~$75 million increase over the filed TO18 request
  - ROE (inclusive of 50 basis points adder) 10.75%
  - Cap ex ~$1.4B
  - WAVG Ratebase ~$6.9B

60

APPENDIX 5 – OVERVIEW OF KEY REGULATORY CASES

Distributed Resources

Distributed Energy Resources (DER) Action Plan

- In December 2016, the CPUC adopted a DER Action Plan which is intended to be a roadmap to coordinate the development of DER policy across proceedings in three areas:
  - Rates and tariffs
  - Distribution grid infrastructure, planning, interconnection and procurement
  - Wholesale DER market integration and interconnection

Distribution Resources Plan (DRP)

- The DRP proceeding is about integrating cost effective DERs into the utility's planning, operations, and investment decisions; the DRP proceeding is evaluating criteria for grid modernization investments, a framework for how to incorporate DER solutions into our distribution capital plans, as well as DER adoption forecasting processes

Integrated Distributed Energy Resources (IDER)

- The IDER proceeding is examining how to create sourcing options that encourage DER deployment to areas and times of most value to the grid, and is considering DER valuation and cost-effectiveness in addition to piloting a utility incentive mechanism

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A P P E N D I X 5 – O V E R V I E W O F K E Y R E G U L AT O R Y C A S E S CPUC Cost of Capital Trigger Mechanism Structure and Cost Moody’s Baa Utility Index 7% Capital 2017 2018-19 Structure Cost Cost (1) 6% Common Equity 52% 10.40% 10.25% Preferred Stock 1% 5.60% 5.60% 5% Long-Term Debt 47% 5.52% TBD (2) 4% PG&E Benchmark Weighted Average Cost of Capital 8.06% TBD rate at 5.00% 3% 10/1/11 10/1/12 10/1/13 10/1/14 10/1/15 10/1/16 • On July 13, 2017, the CPUC approved a joint petition from PG&E, the other California IOUs, TURN, and ORA to modify our 2018 and 2019 cost of capital and extend the deadline for filing our next application • The trigger mechanism is suspended through 2018 • The    next cost of capital application will be filed in April 2019 (1) 2019 is subject to trigger mechanism (2) The long-term debt and preferred stock cost w ill be reset later in the year to reflect actual embedded costs as of the end of August 2017 and forecasted interest rates for the new long-term debt scheduled to be issued for the remainder of 2017 and all of 2018 62

A PPEN D I X 5 – O V E R V I E W O F K E Y R E G U L AT O R Y C A S E S Electric Vehicle Infrastructure Light Duty Electric Vehicle Infrastructure ? December 15, 2016 – CPUC voted out a final decision authorizing $130M of spend ($109M capital, $21M expense) Medium to Heavy-Duty Transportation Electrification ? January 20, 2017 – PG&E filed an application with the CPUC requesting approval of up to $253M in costs ($211M capital, $42M expense) for 3 programs to support transportation electrification for medium to heavy-duty vehicles and public fast charging Capital Investment ($ millions) (1) Year 1 Year 2 Year 3 Year 4 Year 5 Total Electric Vehicle Infrastructure $32 $32 $40 $47 $60 $211 (1) Annual proposed breakdow n results may vary 63

APPENDIX 5 – OVERVIEW OF KEY REGULATORY CASES

Energy Storage

Energy Storage RFO

- CPUC Storage Rulemaking (R.10-12-007) established 1,325 MW target for all IOUs (580 MW target for PG&E) by 2024 with up to 50% utility ownership of transmission and distribution projects
- CPUC's Decision establishes biennial procurement targets, including 4 solicitations
- December 1, 2016 – Second solicitation was issued, targeting 120 MWs:
  - Transmission 65 MW
  - Distribution 40 MW
  - Customer 15 MW
- The total procurement target has been expanded up to 150 MW in order to cover the 2016 target (120 MW) and shortfall from the 2014 ES RFO

AB 2868

- AB 2868 (signed into law in September 2016) authorizes up to 500 MW of additional distribution and customer connected energy storage, allocated equally across the three IOUs; utility ownership is permitted
- On April 27, 2017, the CPUC approved a final decision for the implementation of AB 2868 which would require the IOUs to propose programs and investments for up to 167 additional MW of distributed energy storage resources in their 2018 energy storage procurement plan applications
- The decision also requires the IOUs to propose reasonable mechanisms for cost allocation and cost recovery as part of their plans

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APPENDIX 5 – OVERVIEW OF KEY REGULATORY CASES

Residential Rate/NEM Decisions

Residential Rate Design OIR Decision

- The CPUC reviewed residential rate structure and issued a decision in July 2015 which ordered:
  - Transitioning from 4 to 2 tiers by 2019, with 1:1.25 ratio; currently at 2 tiers, with 1:1.38 ratio
  - "High Usage Surcharge" in 2017 for consumption at or above 400% of baseline
  - No fixed charges in near-term, but a $10 minimum bill for non-CARE customers
  - The IOUs to file TOU rate proposals by January 2018, with pilots in 2016

NEM 2.0

- The CPUC largely left NEM 1.0 rates in place, although its decision requires NEM 2.0 customers to take service under one of PG&E's current TOU rates and to pay non-bypassable charges and small interconnection fees
- In December 2016, PG&E passed its NEM cap
- The CPUC has stated it will review NEM in 2019

Time of Use Rates

- In the DER Action Plan, the CPUC affirmed its intention to implement default TOU rates for all residential customers in 2019
- Currently, PG&E has opt-in TOU rate schedules available to customers; the peak for one is 4pm - 9pm, and the other is 3pm - 8pm transitioning to 4pm - 9pm in 2020
- PG&E will file our default TOU rate proposal, with a number of TOU options, with the CPUC by January 1, 2018; the peak period for default rates in 2019 is expected to be from 4-9 pm

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APPENDIX 6

Breakdown of 2016 Total Revenue Requirement

Revenue Requirement Component | **2016 Revenue Requirement ($ in M)**


General Rate case (Distribution and Generation)
Gas Transmission and Storage
Electric Transmission
Purchased Gas Costs
Energy Resource Recovery Account
Public Purpose Programs and Other
2016 Revenue Requirement

56% Base — **~$9,900 M**

- Includes costs to own and operate our assets
- Earning the authorized rate of return depends on ability to manage costs within rate case outcomes

31% Procurement — **~$5,500 M**

- Pass Through

13% Public Purpose Programs — **~$2,250 M**

- Pass Through

~$17,650 M

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A PPEN D I X 7 Description of Gas System Safety Recognition ISO 55001 ISO (International Organization for Standardization) 55001 enables the development of an effective asset management system so that an organization can achieve its objectives consistently and sustainably over time. ISO consists of members from the national standards bodies of 162 countries and has published more than 19,500 international standards. PAS 55 PAS (Publicly Available Specification) 55 is a rigorous specification for optimized management of physical assets with widespread recognition among utilities, transport, mining, process and manufacturing industries worldwide. PAS 55 was developed by the Institute for Asset Management and published by the British Standards Institution. RC 14001 RC (Responsible Care) 14001 is the chemical industry standard issued through the American Chemistry Council (ACC) for process and product safety; community communications; security and safety, health, environmental (SHE) practices. A third party audit reviewed end-to-end safety processes at the company, ultimately approving PG&E as the first utility to secure the certification. API 1173 API RP (American Petroleum Institute Recommended Practice) 1173 outlines specific best practices for safe and effective pipeline operations underpinned by a healthy safety culture. PG&E joined other gas pipeline organizations, along with the National Transportation Safety Board and the Pipeline and Hazardous Materials Safety Administration to help co-author the standard. 67

A PPEN D I X 8 Credit Metrics and Ratings Fitch Moody’s S&P Pacific Gas and Electric Company Senior Unsecured Debt A A2 A- Short-term Debt F2 P-1 A-2 Outlook Stable Stable Stable PG&E Corporation Senior Unsecured Debt A- A3 BBB+ Short-term Debt F2 P-2 A-2 Outlook Stable Stable Stable 68